UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 13, 2007
Date of Report (date of earliest event reported)

HYPERION SOLUTIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26934 (Commission File Number)	77-0277772 (IRS Employer Identification Number)
5450 Great America Parkway
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 744-9500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.01. Changes in Control of Registrant.
On February 28, 2007, Hyperion Solutions Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oracle Corporation (“Oracle”) and Hotrod Acquisition Corporation, a wholly-owned subsidiary of Oracle (“Purchaser”), providing for the merger of Purchaser with and into the Company (the “Merger”). On March 9, 2007, pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to acquire all of the shares of common stock, par value $0.001 per share (the “Common Stock”), including the associated Series A Junior Participating Preferred Stock purchase rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of June 15, 1998, between the Company and Computershare Trust Company, as Rights Agent, as adjusted pursuant to the Certificate of Adjustment dated as of December 19, 2005 and as amended February 28, 2007 (together with the Common Stock, the “Shares”), of the Company for the purchase price of $52.00 per Share in cash, without interest thereon, less any required withholding taxes (the “Offer”), upon the terms and subject to the conditions disclosed in the Offer to Purchase on Schedule TO filed by Oracle and Purchaser with the United States Securities and Exchange Commission on March 9, 2007, as amended or supplemented from time to time (the “Offer to Purchase”).
The Offer, as extended, expired at 5:00 P.M., New York City time, on April 13, 2007. Oracle announced that, as of that date, approximately 55.4 million Shares (approximately 91.7% of the Company’s outstanding Shares) were validly tendered and not withdrawn pursuant to the Offer (including Shares tendered by notice of guaranteed delivery), and that Purchaser had accepted such Shares for payment. Purchaser also commenced a subsequent offering period for all remaining Company Shares. During the subsequent offering period, Purchaser announced that Company Shares will be accepted for payment as they are tendered at $52.00 per share in cash. The subsequent offering period will expire at 5:00 p.m., New York City time, on Wednesday, April 18, 2007.
According to the Offer to Purchase, based on the per Share consideration of $52.00 and the number of outstanding Shares, the transaction value is approximately $3.3 billion. The Offer to Purchase also stated that Oracle and Purchaser intended to use cash and cash equivalents and short term investments to pay the offer price for all Shares tendered in the Offer. The Offer is not conditioned on any financing arrangements.
Pursuant to the Merger Agreement, effective upon acceptance for payment by Purchaser of any Shares pursuant to the Offer, Oracle is entitled to designate a proportionate number of directors, rounded up to the next whole number, on the Company’s Board of Directors. Following acceptance of the Shares validly tendered and not withdrawn (including Shares tendered by notice of guaranteed delivery), Oracle and Purchaser owned approximately 91.7% of the outstanding Shares.
In accordance with the Merger Agreement, Oracle designated six representatives to serve on the Company’s board of directors, giving Oracle a majority of the board. Two of the Company’s current board members will remain on the board until the second-step merger between the companies is completed. All stockholders who do not tender their Shares pursuant during the initial or subsequent offering period (other than stockholders who validly perfect appraisal rights under Delaware law) will receive $52.00 in cash for each share of Company common stock held at the time of the Merger.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement and effective upon acceptance for payment by Purchaser of any Shares pursuant to the Offer, Oracle is entitled to designate a proportionate number of directors, rounded up to the next whole number, on the Company’s Board of Directors. Following acceptance of the Shares validly tendered and not withdrawn (including Shares tendered by notice of guaranteed delivery), Oracle and Purchaser owned approximately 91.7% of the outstanding Shares.

In accordance with the Merger Agreement, on April 14, 2007, Godfrey Sullivan, Jeffrey Rodek, Henry Autry, Nanci Caldwell, Yorgen Edholm, Gary Greenfield, and John Riccitiello resigned as directors and the Company’s Board of Directors appointed Eric R. Ball, Safra A. Catz, Daniel Cooperman, Lawrence J. Ellison, Jeffrey O. Henley and Charles E. Phillips, Jr. as directors effective as of April 14, 2007.
According to the Offer to Purchase, there are no transactions, or proposed transactions, since the beginning of the Company’s last fiscal year to which the Company was or is to be a party, in which the Oracle designees or any of their affiliates have a direct or indirect material interest required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.
Item 8.01 Other Events.
On April 13, 2007, Oracle issued a press release relating to the change in control of the Company. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 13, 2007

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERION SOLUTIONS CORPORATION

Date: April 18, 2007	By:	/s/ Mark D. Cochran Name: Mark D. Cochran
Title: Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated April 13, 2007